UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2008

Charlotte Russe Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27677	33-0724325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4645 Morena Boulevard, San Diego, CA	92117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On July 30, 2008, Patricia K. Johnson resigned as our Executive Vice President, Chief Financial Officer and Treasurer, and Patricia A. Shields resigned as our Executive Vice President, General Merchandise Manager. Both resignations are effective August 14, 2008.

(c)

On August 1, 2008, our Board of Directors appointed Edward Wong as our Chief Operating Officer. Prior to his promotion, Mr. Wong was our Executive Vice President, Chief Supply Chain Officer. Biographical information regarding Mr. Wong was provided in our proxy statement for our 2008 annual meeting of stockholders filed with the Securities and Exchange Commission on January 10, 2008.

Also on August 1, 2008, our Board of Directors appointed Sandra Tillett as our Executive Vice President, Store Operations. Prior to her promotion, Ms. Tillett was our Senior Vice President, Store Operations. Ms. Tillett has 23 years of experience in the retail industry. Prior to joining us, she most recently served as Senior Vice President of Stores for Ann Taylor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLOTTE RUSSE HOLDING, INC.

By:	/S/ LEONARD H. MOGIL
Leonard H. Mogil Chief Executive Officer

Date: August 1, 2008